For further information:         TRADED: NYSE (IEX)                            EX-99.1
Investor Contact:
William K. Grogan
Senior Vice President and Chief Financial Officer
(847) 498-7070

TUESDAY, OCTOBER 26, 2021

IDEX REPORTS RECORD THIRD QUARTER RESULTS

NORTHBROOK, IL, OCTOBER 26 - IDEX Corporation (NYSE: IEX) today announced its financial results for the three month period ended September 30, 2021.

Third Quarter 2021 Highlights
•Record orders of $774.2 million up 36 percent overall and 28 percent organically compared to Q3 2020
•Record sales of $712.0 million up 23 percent overall and 15 percent organically compared to Q3 2020
• Reported operating margin was 22.6 percent with adjusted operating margin of 24.3 percent
• Record reported EPS was $1.51 with record adjusted EPS of $1.63
•Full year adjusted EPS guidance narrowed to $6.30 to $6.33 compared to prior guidance of $6.26 to $6.36

Third Quarter 2021
Orders of $774.2 million were up 36 percent compared with the prior year period (+28 percent organic, +7 percent acquisitions/divestitures and +1 percent foreign currency translation).

Sales of $712.0 million were up 23 percent compared with the prior year period (+15 percent organic, +7 percent acquisitions/divestitures and +1 percent foreign currency translation).
Gross margin of 43.8 percent was up 50 basis points compared with the prior year period primarily as a result of higher volume and price capture, partially offset by inflation and supply chain constraints. Adjusted gross margin, which excludes a $9.1 million pre-tax fair value inventory step-up charge related to the Airtech acquisition, was 45.0 percent, up 170 basis points compared with the adjusted prior year period.

Operating income of $161.2 million resulted in an operating margin of 22.6 percent, which was flat compared with the prior year period. Adjusted operating income, which primarily excluded a $9.1 million pre-tax fair value inventory step-up charge and $3.2 million of restructuring expenses and asset impairments, was $173.1 million with an adjusted operating margin of 24.3 percent, up 120 basis points compared with the adjusted prior year period.

Provision for income taxes of $35.3 million in the third quarter of 2021 resulted in an effective tax rate (ETR) of 23.4 percent, which was higher than the prior year period ETR of 14.4 percent primarily due to the finalization of tax regulations enacted in the third quarter of 2020 as well as a decrease in the excess tax benefit related to share-based compensation in the current period.

Net income attributable to IDEX was $115.7 million, which resulted in EPS attributable to IDEX of $1.51. Adjusted EPS attributable to IDEX was $1.63, an increase of 23 cents, or 16.4 percent, from the adjusted prior year period and excluded the impacts of the fair value inventory step-up charge and restructuring expenses and asset impairments discussed above, both net of related tax benefits. EBITDA of $187.5 million was 26.3 percent of sales and covered interest expense by almost 20 times. Adjusted EBITDA of $199.4 million was 28.0 percent of sales and covered interest expense by 21 times.

Cash from operations of $156.6 million was up 2 percent from the prior year period primarily due to higher earnings, partially offset by changes in working capital and was 135 percent of net income attributable to IDEX. Free cash flow of $141.7 million was up 5 percent from the prior year period and was 113 percent of adjusted net income attributable to IDEX.

“IDEX teams continued to navigate a tremendously challenging supply chain environment and achieved strong operating results in the third quarter. We saw broad-based strength across our portfolio, resulting in record orders and sales of $774 million and $712 million, respectively. Today's global challenges will increasingly drive growth towards problem solvers like IDEX, but in the short term, our focus remains on overcoming the macro constraints that inhibit customer satisfaction while staying committed to investments needed to thrive in the future.

Our 80/20 principles serve us well by providing a framework to identify how to best support our customers in a difficult environment. I want to thank all IDEX team members across the globe who have tirelessly worked through these challenges and contributed to our success.

Our price capture continues to outpace material inflation and drive sequential improvements in gross margin. Despite targeted increases in discretionary costs and continued investment in the business, we achieved solid flow through, resulting in an adjusted operating margin of 24.3 percent and a record adjusted EPS of $1.63.

The acquisitions we made in the first half of the year are performing extremely well. ABEL Pumps is fully integrated and performing above expectations. Airtech is ahead of our integration timeline and is delivering on its growth potential. Our expanded corporate strategy and development team continues to actively work our M&A funnel as we look to deploy more capital. The balance sheet remains strong, with ample capital to support organic investments in business innovations and strategic M&A.

As we look to the fourth quarter, we expect organic sales growth of 9 to 10 percent with EPS in the range of $1.55 to $1.58. This assumes similar output to our third quarter results, coupled with a step up in targeted investments and the potential for year-end logistics challenges. For the full year, we are maintaining our projection of 11 to 12 percent organic sales growth and narrowing our adjusted EPS range to $6.30 to $6.33.”

Eric D. Ashleman
Chief Executive Officer and President

Third Quarter 2021 Segment Highlights

Fluid & Metering Technologies
•Sales of $251.3 million reflected a 14 percent increase compared to the third quarter of 2020 (+7 percent organic, +6 percent acquisitions and +1 percent foreign currency translation).
•Operating income of $69.0 million resulted in an operating margin of 27.5 percent, which was up 100 basis points compared with the prior year period primarily due to higher volume, price capture and favorable mix, partially offset by inflation, supply chain constraints and targeted increases in discretionary spending. Adjusted operating income, which excludes $2.0 million of restructuring expenses and asset impairments, was $71.0 million with an adjusted operating margin of 28.2 percent, a 150 basis point increase compared to the prior year period.
•EBITDA of $76.4 million resulted in an EBITDA margin of 30.4 percent. Adjusted EBITDA of $78.3 million resulted in an adjusted EBITDA margin of 31.2 percent, a 90 basis point increase compared to the prior year period.

Health & Science Technologies
•Sales of $302.3 million reflected a 37 percent increase compared to the third quarter of 2020 (+24 percent organic, +12 percent acquisitions/divestitures and +1 percent foreign currency translation).

•Operating income of $70.4 million resulted in an operating margin of 23.3 percent, which was up 70 basis points compared with the prior year period primarily due to higher volume, price capture and favorable mix, partially offset by inflation, supply chain constraints, targeted increases in discretionary spending and the fair value inventory step-up charge related to the Airtech acquisition. Adjusted operating income, which excludes a $9.1 million pre-tax fair value inventory step-up charge related to the Airtech acquisition and $0.6 million of restructuring expenses and asset impairments, was $80.1 million with an adjusted operating margin of 26.5 percent, a 340 basis point increase compared to the prior year period.
•EBITDA of $85.9 million resulted in an EBITDA margin of 28.4 percent. Adjusted EBITDA of $95.7 million resulted in an adjusted EBITDA margin of 31.6 percent, a 390 basis point increase compared to the prior year period.

Fire & Safety/Diversified Products
•Sales of $159.1 million reflected a 13 percent increase compared to the third quarter of 2020 (+12 percent organic and +1 percent foreign currency translation).
•Operating income of $39.1 million resulted in an operating margin of 24.6 percent, which was down 170 basis points compared with the prior year period primarily as a result of inflation, supply chain constraints and targeted increases in discretionary spending. Price capture and volume leverage offsets faced stronger headwinds within the segment due to higher direct OEM exposure and higher levels of material intensity due to vertical integration. Adjusted operating income was $39.1 million with an adjusted operating margin of 24.6 percent, a 260 basis point decrease compared to the prior year period.
•EBITDA of $42.9 million resulted in an EBITDA margin of 26.9 percent. Adjusted EBITDA of $42.8 million resulted in an adjusted EBITDA margin of 26.9 percent, a 280 basis point decrease compared to the prior year period.

Corporate Costs
Corporate costs increased to $17.3 million in the third quarter of 2021 from $14.2 million in the third quarter of 2020 primarily as a result of higher variable compensation and employee-related costs.

Non-GAAP Measures of Financial Performance
The Company prepares its public financial statements in conformity with accounting principles generally accepted in the United States of America (GAAP). The Company supplements certain GAAP financial performance metrics with non-GAAP financial performance metrics. Management believes these non-GAAP financial performance metrics provide investors with greater insight, transparency and a more comprehensive understanding of the financial information used by management in its financial and operational decision-making because certain of these adjusted metrics exclude items not reflective of ongoing operations, such as fair value inventory step-up charges, restructuring expenses and asset impairments, the loss on early debt redemption, the noncash loss related to the termination of the U.S. pension plan and the impact of the settlement for a Corporate transaction indemnity. Reconciliations of non-GAAP financial performance metrics to their most comparable GAAP financial performance metrics are defined and presented below and should not be considered a substitute for, nor superior to, the financial data prepared in accordance with GAAP. The Company does not provide forward-looking guidance for EPS on a GAAP basis because it is unable to predict certain items contained in the GAAP measure without unreasonable efforts. These items may include restructuring expenses and asset impairments, special tax items, acquisition-related transaction costs and certain other unusual adjustments. There were no adjustments to GAAP financial performance metrics other than the items noted below.
•Organic orders and sales are calculated excluding amounts from acquired or divested businesses during the first twelve months of ownership or prior to divestiture and the impact of foreign currency translation.
•Adjusted gross profit is calculated as gross profit plus fair value inventory step-up charges.
•Adjusted gross margin is calculated as adjusted gross profit divided by net sales.
•Adjusted operating income is calculated as operating income plus fair value inventory step-up charges plus restructuring expenses and asset impairments plus the impact of the settlement for a Corporate transaction indemnity.
•Adjusted operating margin is calculated as adjusted operating income divided by net sales.
•Adjusted net income is calculated as net income plus fair value inventory step-up charges plus restructuring expenses and asset impairments plus the impact of the settlement for a Corporate transaction indemnity plus the loss on early debt redemption plus the noncash loss related to the termination of the U.S. pension plan, net of the statutory tax expense or benefit.
•Adjusted EPS is calculated as adjusted net income divided by the diluted weighted average shares outstanding.
•EBITDA is calculated as net income plus interest expense plus provision for income taxes plus depreciation and amortization. We reconcile EBITDA to net income on a consolidated basis as we do not allocate consolidated interest expense or consolidated provision for income taxes to our segments.
•EBITDA interest coverage is calculated as EBITDA divided by consolidated interest expense.
•Adjusted EBITDA is calculated as EBITDA plus fair value inventory step-up charges plus restructuring expenses and asset impairments plus the impact of the settlement for a Corporate transaction indemnity plus the loss on early debt redemption plus the noncash loss related to the termination of the U.S. pension plan.
•Adjusted EBITDA margin is calculated as adjusted EBITDA divided by net sales.
•Adjusted EBITDA interest coverage is calculated as Adjusted EBITDA divided by consolidated interest expense.
•Free cash flow is calculated as cash flow from operating activities less capital expenditures.

Table 1: Reconciliations of the Change in Net Sales to Organic Net Sales

	Three Months Ended September 30, 2021				Nine Months Ended September 30, 2021
	FMT	HST	FSDP	IDEX	FMT	HST	FSDP	IDEX
Change in net sales	14%	37%	13%	23%	12%	25%	16%	18%
- Net impact from acquisitions/divestitures	6%	12%	—%	7%	4%	4%	—%	3%
- Impact from foreign currency	1%	1%	1%	1%	2%	3%	3%	3%
Change in organic net sales	7%	24%	12%	15%	6%	18%	13%	12%

Table 2: Reconciliations of Reported-to-Adjusted Gross Profit and Margin (dollars in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Gross profit	$311,569	$251,500	$910,264	$758,256
+ Fair value inventory step-up charges	9,100	—	11,586	4,107
Adjusted gross profit	$320,669	$251,500	$921,850	$762,363

Net sales	$712,019	$581,113	$2,050,002	$1,736,824

Gross margin	43.8%	43.3%	44.4%	43.7%
Adjusted gross margin	45.0%	43.3%	45.0%	43.9%

Table 3: Reconciliations of Reported-to-Adjusted Operating Income and Margin (dollars in thousands)

	Three Months Ended September 30,
	2021					2020
	FMT	HST	FSDP	Corporate	IDEX	FMT	HST	FSDP	Corporate	IDEX
Reported operating income (loss)	$69,020	$70,374	$39,126	$(17,335)	$161,185	$58,402	$49,912	$37,103	$(14,204)	$131,213
+ Restructuring expenses and asset impairments	1,934	626	(55)	699	3,204	585	978	1,249	105	2,917
+ Fair value inventory step-up charges	—	9,100	—	—	9,100	—	—	—	—	—
+ Corporate transaction indemnity	—	—	—	(400)	(400)	—	—	—	—	—
Adjusted operating income (loss)	$70,954	$80,100	$39,071	$(17,036)	$173,089	$58,987	$50,890	$38,352	$(14,099)	$134,130

Net sales (eliminations)	$251,297	$302,287	$159,106	$(671)	$712,019	$220,747	$220,378	$140,896	$(908)	$581,113

Reported operating margin	27.5%	23.3%	24.6%	n/m	22.6%	26.5%	22.6%	26.3%	n/m	22.6%
Adjusted operating margin	28.2%	26.5%	24.6%	n/m	24.3%	26.7%	23.1%	27.2%	n/m	23.1%

	Nine Months Ended September 30,
	2021					2020
	FMT	HST	FSDP	Corporate	IDEX	FMT	HST	FSDP	Corporate	IDEX
Reported operating income (loss)	$195,384	$212,987	$126,483	$(59,866)	$474,988	$176,111	$150,562	$103,977	$(48,902)	$381,748
+ Restructuring expenses and asset impairments	4,787	1,693	161	1,927	8,568	2,433	2,162	1,890	273	6,758
+ Fair value inventory step-up charges	2,486	9,100	—	—	11,586	4,107	—	—	—	4,107
+ Corporate transaction indemnity	—	—	—	3,500	3,500	—	—	—	—	—
Adjusted operating income (loss)	$202,657	$223,780	$126,644	$(54,439)	$498,642	$182,651	$152,724	$105,867	$(48,629)	$392,613

Net sales (eliminations)	$745,939	$827,668	$479,402	$(3,007)	$2,050,002	$666,720	$660,105	$412,296	$(2,297)	$1,736,824

Reported operating margin	26.2%	25.7%	26.4%	n/m	23.2%	26.4%	22.8%	25.2%	n/m	22.0%
Adjusted operating margin	27.2%	27.0%	26.4%	n/m	24.3%	27.4%	23.1%	25.7%	n/m	22.6%

Table 4: Reconciliations of Reported-to-Adjusted Net Income and EPS (in thousands, except EPS)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Reported net income attributable to IDEX	$115,742	$103,848	$330,645	$276,710
+ Restructuring expenses and asset impairments	3,204	2,917	8,568	6,758
+ Tax impact on restructuring expenses and asset impairments	(771)	(703)	(2,060)	(1,540)
+ Fair value inventory step-up charges	9,100	—	11,586	4,107
+ Tax impact on fair value inventory step-up charges	(1,961)	—	(2,707)	(932)
+ Loss on early debt redemption	—	—	8,561	8,421
+ Tax impact on loss on early debt redemption	—	—	(1,841)	(1,912)
+ Termination of the U.S. pension plan	—	—	9,688	—
+ Tax impact on termination of the U.S. pension plan	—	—	(2,083)	—
+ Corporate transaction indemnity	(400)	—	3,500	—
+ Tax impact on Corporate transaction indemnity	85	—	(754)	—
Adjusted net income attributable to IDEX	$124,999	$106,062	$363,103	$291,612

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Reported diluted EPS attributable to IDEX	$1.51	$1.37	$4.33	$3.64
+ Restructuring expenses and asset impairments	0.04	0.04	0.11	0.09
+ Tax impact on restructuring expenses and asset impairments	(0.01)	(0.01)	(0.03)	(0.02)
+ Fair value inventory step-up charges	0.12	—	0.15	0.05
+ Tax impact on fair value inventory step-up charges	(0.03)	—	(0.04)	(0.01)
+ Loss on early debt redemption	—	—	0.11	0.11
+ Tax impact on loss on early debt redemption	—	—	(0.02)	(0.02)
+ Termination of the U.S. pension plan	—	—	0.13	—
+ Tax impact on termination of the U.S. pension plan	—	—	(0.03)	—
+ Corporate transaction indemnity	—	—	0.05	—
+ Tax impact on Corporate transaction indemnity	—	—	(0.01)	—
Adjusted diluted EPS attributable to IDEX	$1.63	$1.40	$4.75	$3.84

Diluted weighted average shares outstanding	76,452	75,960	76,408	76,119

Table 5: Reconciliations of EBITDA to Net Income (dollars in thousands)

	Three Months Ended September 30,
	2021					2020
	FMT	HST	FSDP	Corporate	IDEX	FMT	HST	FSDP	Corporate	IDEX
Reported operating income (loss)	$69,020	$70,374	$39,126	$(17,335)	$161,185	$58,402	$49,912	$37,103	$(14,204)	$131,213
- Other expense (income) - net	384	(236)	50	432	630	(719)	(32)	340	(293)	(704)
+ Depreciation and amortization	7,737	15,335	3,787	110	26,969	7,163	10,230	3,854	104	21,351
EBITDA	76,373	85,945	42,863	(17,657)	187,524	66,284	60,174	40,617	(13,807)	153,268
- Interest expense					9,498					10,642
- Provision for income taxes					35,343					17,427
- Depreciation and amortization					26,969					21,351
Reported net income					$115,714					$103,848

Net sales (eliminations)	$251,297	$302,287	$159,106	$(671)	$712,019	$220,747	$220,378	$140,896	$(908)	$581,113

Reported operating margin	27.5%	23.3%	24.6%	n/m	22.6%	26.5%	22.6%	26.3%	n/m	22.6%
EBITDA margin	30.4%	28.4%	26.9%	n/m	26.3%	30.0%	27.3%	28.8%	n/m	26.4%
EBITDA interest coverage					19.7					14.4

	Nine Months Ended September 30,
	2021					2020
	FMT	HST	FSDP	Corporate	IDEX	FMT	HST	FSDP	Corporate	IDEX
Reported operating income (loss)	$195,384	$212,987	$126,483	$(59,866)	$474,988	$176,111	$150,562	$103,977	$(48,902)	$381,748
- Other expense (income) - net	5,968	(290)	1,833	9,446	16,957	(35)	(91)	148	7,299	7,321
+ Depreciation and amortization	22,743	38,382	11,510	327	72,962	19,370	30,806	11,409	389	61,974
EBITDA	212,159	251,659	136,160	(68,985)	530,993	195,516	181,459	115,238	(55,812)	436,401
- Interest expense					31,479					33,958
- Provision for income taxes					95,987					63,759
- Depreciation and amortization					72,962					61,974
Reported net income					$330,565					$276,710

Net sales (eliminations)	$745,939	$827,668	$479,402	$(3,007)	$2,050,002	$666,720	$660,105	$412,296	$(2,297)	$1,736,824

Reported operating margin	26.2%	25.7%	26.4%	n/m	23.2%	26.4%	22.8%	25.2%	n/m	22.0%
EBITDA margin	28.4%	30.4%	28.4%	n/m	25.9%	29.3%	27.5%	28.0%	n/m	25.1%
EBITDA interest coverage					16.9					12.9

Table 6 : Reconciliations of EBITDA to Adjusted EBITDA (dollars in thousands)

	Three Months Ended September 30,
	2021					2020
	FMT	HST	FSDP	Corporate	IDEX	FMT	HST	FSDP	Corporate	IDEX
EBITDA(1)	$76,373	$85,945	$42,863	$(17,657)	$187,524	$66,284	$60,174	$40,617	$(13,807)	$153,268
+ Restructuring expenses and asset impairments	1,934	626	(55)	699	3,204	585	978	1,249	105	2,917
+ Fair value inventory step-up charges	—	9,100	—	—	9,100	—	—	—	—	—
+ Corporate transaction indemnity	—	—	—	(400)	(400)	—	—	—	—	—
Adjusted EBITDA	$78,307	$95,671	$42,808	$(17,358)	$199,428	$66,869	$61,152	$41,866	$(13,702)	$156,185

Adjusted EBITDA margin	31.2%	31.6%	26.9%	n/m	28.0%	30.3%	27.7%	29.7%	n/m	26.9%
Adjusted EBITDA interest coverage					21.0					14.7

	Nine Months Ended September 30,
	2021					2020
	FMT	HST	FSDP	Corporate	IDEX	FMT	HST	FSDP	Corporate	IDEX
EBITDA(1)	$212,159	$251,659	$136,160	$(68,985)	$530,993	$195,516	$181,459	$115,238	$(55,812)	$436,401
+ Restructuring expenses and asset impairments	4,787	1,693	161	1,927	8,568	2,433	2,162	1,890	273	6,758
+ Fair value inventory step-up charges	2,486	9,100	—	—	11,586	4,107	—	—	—	4,107
+ Loss on early debt redemption	—	—	—	8,561	8,561	—	—	—	8,421	8,421
+ Termination of the U.S. pension plan	6,293	—	1,782	1,613	9,688	—	—	—	—	—
+ Corporate transaction indemnity	—	—	—	3,500	3,500	—	—	—	—	—
Adjusted EBITDA	$225,725	$262,452	$138,103	$(53,384)	$572,896	$202,056	$183,621	$117,128	$(47,118)	$455,687

Adjusted EBITDA margin	30.3%	31.7%	28.8%	n/m	27.9%	30.3%	27.8%	28.4%	n/m	26.2%
Adjusted EBITDA interest coverage					18.2					13.4

(1) EBITDA, a non-GAAP financial measure, is reconciled to net income, its most directly comparable GAAP financial measure, immediately above in Table 5.

Table 7: Reconciliations of Cash Flows from Operating Activities to Free Cash Flow (in thousands)

	Three Months Ended			Nine Months Ended
	September 30,		June 30,	September 30,
	2021	2020	2021	2021	2020
Cash flows from operating activities	$156,633	$153,686	$136,272	$402,229	$407,899
- Capital expenditures	14,894	18,353	15,984	45,487	39,438
Free cash flow	$141,739	$135,333	$120,288	$356,742	$368,461

Conference Call to be Broadcast over the Internet
IDEX will broadcast its third quarter earnings conference call over the Internet on Wednesday, October 27, 2021 at 9:30 a.m. CT. Chief Executive Officer and President Eric Ashleman and Senior Vice President and Chief Financial Officer William Grogan will discuss the Company’s recent financial performance and respond to questions from the financial analyst community. IDEX invites interested investors to listen to the call and view the accompanying slide presentation, which will be carried live on its website at www.idexcorp.com. Those who wish to participate should log on several minutes before the discussion begins. After clicking on the presentation icon, investors should follow the instructions to ensure their systems are set up to hear the event and view the presentation slides, or download the correct applications at no charge. Investors will also be able to hear a replay of the call by dialing 877.660.6853 (or 201.612.7415 for international participants) using the ID #13712091.

Forward-Looking Statements
This news release contains “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. These statements may relate to, among other things, the Company’s expected organic sales growth and expected earnings per share, and the assumptions underlying these expectations, plant and equipment capacity for future growth, anticipated future acquisition behavior, availability of cash and financing alternatives and the anticipated benefits of the Company’s acquisitions of ABEL Pumps and Airtech, and are indicated by words or phrases such as “anticipates,” “estimates,” “plans,” “guidance,” “expects,” “projects,” “forecasts,” “should,” “could,” “will,” “management believes,” “the Company believes,” “the Company intends” and similar words or phrases. These statements are subject to inherent uncertainties and risks that could cause actual results to differ materially from those anticipated at the date of this news release. The risks and uncertainties include, but are not limited to, the following: the duration of the COVID-19 pandemic and the continuing effects of the COVID-19 pandemic (including the emergence of variant strains) on our ability to operate our business and facilities, on our customers, on supply chains and on the U.S. and global economy generally; economic and political consequences resulting from terrorist attacks and wars; levels of industrial activity and economic conditions in the U.S. and other countries around the world; pricing pressures and other competitive factors and levels of capital spending in certain industries, all of which could have a material impact on order rates and the Company's results; the Company's ability to make acquisitions and to integrate and operate acquired businesses on a profitable basis; the relationship of the U.S. dollar to other currencies and its impact on pricing and cost competitiveness; political and economic conditions in foreign countries in which the Company operates; developments with respect to trade policy and tariffs; interest rates; capacity utilization and the effect this has on costs; labor markets; supply chain backlogs, including risks affecting component availability, labor inefficiencies, and freight logistical challenges; market conditions and material costs; and developments with respect to contingencies, such as litigation and environmental matters. Additional factors that could cause actual results to differ materially from those reflected in the forward-looking statements include, but are not limited to, the risks discussed in the “Risk Factors” section included in the Company’s most recent annual report on Form 10-K and the Company's subsequent quarterly reports filed with the SEC as well as the other risks discussed in the Company’s filings with the SEC. The forward-looking statements included here are only made as of the date of this news release, and management undertakes no obligation to publicly update them to reflect subsequent events or circumstances, except as may be required by law. Investors are cautioned not to rely unduly on forward-looking statements when evaluating the information presented here.

About IDEX
IDEX (NYSE: IEX) is a company that has undoubtedly touched your life in some way. In fact, IDEX businesses make thousands of products that are mission-critical components in everyday activities. Chances are the car you’re driving has a BAND-IT® clamp holding your side airbag safely in place. If you were ever in a car accident, a Hurst Jaws of Life® rescue tool may have saved your life. If you or a family member is battling cancer, your doctor may have tested your DNA in a quest to find the best targeted medicine for you. It’s likely your DNA test was run on equipment that contains components made by our IDEX Health & Science team. Founded in 1988 with three small, entrepreneurial manufacturing companies, we’re proud to say that we now call over 40 diverse businesses around the world part of the IDEX family. With more than 7,000 employees and manufacturing operations in more than 20 countries,

IDEX is a high-performing, global company with nearly $2.5 billion in sales, committed to making trusted solutions that improve lives. IDEX shares are traded on the New York Stock Exchange under the symbol “IEX”.

For further information on IDEX Corporation and its business units, visit the company’s website at www.idexcorp.com.

(Financial reports follow)

IDEX CORPORATION
Condensed Consolidated Statements of Operations
(in thousands except per share amounts)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Net sales	$712,019	$581,113	$2,050,002	$1,736,824
Cost of sales	400,450	329,613	1,139,738	978,568
Gross profit	311,569	251,500	910,264	758,256
Selling, general and administrative expenses	147,180	117,370	426,708	369,750
Restructuring expenses and asset impairments	3,204	2,917	8,568	6,758
Operating income	161,185	131,213	474,988	381,748
Other expense (income) - net	630	(704)	16,957	7,321
Interest expense	9,498	10,642	31,479	33,958
Income before income taxes	151,057	121,275	426,552	340,469
Provision for income taxes	35,343	17,427	95,987	63,759
Net income	$115,714	$103,848	$330,565	$276,710
Net loss attributable to noncontrolling interest	28	—	80	—
Net income attributable to IDEX	$115,742	$103,848	$330,645	$276,710

Earnings per Common Share:
Basic earnings per common share attributable to IDEX	$1.52	$1.38	$4.35	$3.66
Diluted earnings per common share attributable to IDEX	$1.51	$1.37	$4.33	$3.64

Share Data:
Basic weighted average common shares outstanding	76,010	75,352	75,957	75,423
Diluted weighted average common shares outstanding	76,452	75,960	76,408	76,119

IDEX CORPORATION
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

	September 30, 2021	December 31, 2020
Assets
Current assets
Cash and cash equivalents	$806,497	$1,025,851
Receivables - net	366,779	293,146
Inventories	353,924	289,910
Other current assets	56,161	48,324
Total current assets	1,583,361	1,657,231
Property, plant and equipment - net	314,631	298,273
Goodwill and intangible assets	2,810,450	2,311,137
Other noncurrent assets	146,137	147,757
Total assets	$4,854,579	$4,414,398

Liabilities and equity
Current liabilities
Trade accounts payable	$175,864	$151,993
Accrued expenses	252,092	208,828
Short-term borrowings	35	88
Dividends payable	41,117	38,149
Total current liabilities	469,108	399,058
Long-term borrowings	1,190,078	1,044,354
Other noncurrent liabilities	469,110	430,660
Total liabilities	2,128,296	1,874,072
Shareholders' equity	2,726,245	2,540,203
Noncontrolling interest	38	123
Total equity	2,726,283	2,540,326
Total liabilities and equity	$4,854,579	$4,414,398

IDEX CORPORATION
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Nine Months Ended September 30,
	2021	2020
Cash flows from operating activities
Net income	$330,565	$276,710
Adjustments to reconcile net income to net cash provided by operating activities:
Asset impairments	815	85
Depreciation and amortization	32,281	30,851
Amortization of intangible assets	40,681	31,123
Amortization of debt issuance expenses	1,354	1,351
Share-based compensation expense	18,575	21,155
Deferred income taxes	(7,070)	1,323
Non-cash interest expense associated with forward starting swaps	3,275	5,153
Termination of the U.S. pension plan	9,688	—
Changes in (net of the effect from acquisitions/divestitures):
Receivables	(59,249)	33,291
Inventories	(28,072)	17,920
Other current assets	6,041	(27,655)
Trade accounts payable	20,962	(11,496)
Deferred revenue	14,817	27,179
Accrued expenses	17,595	125
Other - net	(29)	784
Net cash flows provided by operating activities	402,229	407,899
Cash flows from investing activities
Purchases of property, plant and equipment	(45,487)	(39,438)
Acquisition of businesses, net of cash acquired	(575,606)	(118,159)
Note receivable from collaborative partner	(4,200)	—
Proceeds from disposal of fixed assets	250	2,230
Other - net	874	(238)
Net cash flows used in investing activities	(624,169)	(155,605)
Cash flows from financing activities
Borrowings under revolving credit facilities	—	150,000
Proceeds from issuance of 3.00% Senior Notes	—	499,100
Proceeds from issuance of 2.625% Senior Notes	499,380	—
Payment of 4.50% Senior Notes	—	(300,000)
Payment of 4.20% Senior Notes	(350,000)	—
Payments under revolving credit facilities	—	(150,000)
Payment of make-whole redemption premium	(6,659)	(6,756)
Debt issuance costs	(4,626)	(4,741)
Dividends paid	(120,289)	(114,248)
Proceeds from stock option exercises	12,497	28,729
Repurchases of common stock	—	(110,342)
Shares surrendered for tax withholding	(5,680)	(12,198)
Other - net	(74)	(352)
Net cash flows provided by (used in) financing activities	24,549	(20,808)
Effect of exchange rate changes on cash and cash equivalents	(21,963)	13,691
Net (decrease) increase in cash	(219,354)	245,177
Cash and cash equivalents at beginning of year	1,025,851	632,581
Cash and cash equivalents at end of period	$806,497	$877,758

IDEX CORPORATION
Company and Segment Financial Information - Reported
(dollars in thousands)
(unaudited)

	Three Months Ended September 30, (a)		Nine Months Ended September 30, (a)
	2021	2020	2021	2020
Fluid & Metering Technologies
Net sales	$251,297	$220,747	$745,939	$666,720
Operating income (b)	69,020	58,402	195,384	176,111
Operating margin	27.5%	26.5%	26.2%	26.4%
EBITDA(c)	$76,373	$66,284	$212,159	$195,516
EBITDA margin(c)	30.4%	30.0%	28.4%	29.3%
Depreciation and amortization	$7,737	$7,163	$22,743	$19,370
Capital expenditures	4,644	2,452	12,928	8,774

Health & Science Technologies
Net sales	$302,287	$220,378	$827,668	$660,105
Operating income (b)	70,374	49,912	212,987	150,562
Operating margin	23.3%	22.6%	25.7%	22.8%
EBITDA(c)	$85,945	$60,174	$251,659	$181,459
EBITDA margin(c)	28.4%	27.3%	30.4%	27.5%
Depreciation and amortization	$15,335	$10,230	$38,382	$30,806
Capital expenditures	8,645	10,558	27,339	20,842

Fire & Safety/Diversified Products
Net sales	$159,106	$140,896	$479,402	$412,296
Operating income (b)	39,126	37,103	126,483	103,977
Operating margin	24.6%	26.3%	26.4%	25.2%
EBITDA(c)	$42,863	$40,617	$136,160	$115,238
EBITDA margin(c)	26.9%	28.8%	28.4%	28.0%
Depreciation and amortization	$3,787	$3,854	$11,510	$11,409
Capital expenditures	1,365	2,340	4,524	6,534

Corporate Office and Eliminations
Intersegment sales eliminations	$(671)	$(908)	$(3,007)	$(2,297)
Operating income (b)	(17,335)	(14,204)	(59,866)	(48,902)
EBITDA(c)	(17,657)	(13,807)	(68,985)	(55,812)
Depreciation and amortization (d)	110	104	327	389
Capital expenditures	240	3,003	696	3,288

Company
Net sales	$712,019	$581,113	$2,050,002	$1,736,824
Operating income	161,185	131,213	474,988	381,748
Operating margin	22.6%	22.6%	23.2%	22.0%
EBITDA(c)	$187,524	$153,268	$530,993	$436,401
EBITDA margin(c)	26.3%	26.4%	25.9%	25.1%
Depreciation and amortization (d)	$26,969	$21,351	$72,962	$61,974
Capital expenditures	14,894	18,353	45,487	39,438

IDEX CORPORATION
Company and Segment Financial Information - Adjusted
(dollars in thousands)
(unaudited)

		Three Months Ended September 30, (a)		Nine Months Ended September 30, (a)
		2021	2020	2021	2020
	Fluid & Metering Technologies
	Net sales	$251,297	$220,747	$745,939	$666,720
	Adjusted operating income (b)(c)	70,954	58,987	202,657	182,651
	Adjusted operating margin(c)	28.2%	26.7%	27.2%	27.4%
	Adjusted EBITDA(c)	$78,307	$66,869	$225,725	$202,056
	Adjusted EBITDA margin(c)	31.2%	30.3%	30.3%	30.3%
	Depreciation and amortization	$7,737	$7,163	$22,743	$19,370
	Capital expenditures	4,644	2,452	12,928	8,774

	Health & Science Technologies
	Net sales	$302,287	$220,378	$827,668	$660,105
	Adjusted operating income (b)(c)	80,100	50,890	223,780	152,724
	Adjusted operating margin(c)	26.5%	23.1%	27.0%	23.1%
	Adjusted EBITDA(c)	$95,671	$61,152	$262,452	$183,621
	Adjusted EBITDA margin(c)	31.6%	27.7%	31.7%	27.8%
	Depreciation and amortization	$15,335	$10,230	$38,382	$30,806
	Capital expenditures	8,645	10,558	27,339	20,842

	Fire & Safety/Diversified Products
	Net sales	$159,106	$140,896	$479,402	$412,296
	Adjusted operating income (b)(c)	39,071	38,352	126,644	105,867
	Adjusted operating margin(c)	24.6%	27.2%	26.4%	25.7%
	Adjusted EBITDA(c)	$42,808	$41,866	$138,103	$117,128
	Adjusted EBITDA margin(c)	26.9%	29.7%	28.8%	28.4%
	Depreciation and amortization	$3,787	$3,854	$11,510	$11,409
	Capital expenditures	1,365	2,340	4,524	6,534

	Corporate Office and Eliminations
	Intersegment sales eliminations	$(671)	$(908)	$(3,007)	$(2,297)
	Adjusted operating income (b)(c)	(17,036)	(14,099)	(54,439)	(48,629)
	Adjusted EBITDA(c)	(17,358)	(13,702)	(53,384)	(47,118)
	Depreciation and amortization(d)	110	104	327	389
	Capital expenditures	240	3,003	696	3,288

	Company
	Net sales	$712,019	$581,113	$2,050,002	$1,736,824
	Adjusted operating income(c)	173,089	134,130	498,642	392,613
	Adjusted operating margin(c)	24.3%	23.1%	24.3%	22.6%
	Adjusted EBITDA(c)	$199,428	$156,185	$572,896	$455,687
	Adjusted EBITDA margin(c)	28.0%	26.9%	27.9%	26.2%
	Depreciation and amortization (d)	$26,969	$21,351	$72,962	$61,974
	Capital expenditures	14,894	18,353	45,487	39,438

(a)
Three and nine month data includes the results of both the ABEL Pumps acquisition (March 2021) and the Flow MD acquisition (February 2020) in the Fluid & Metering Technologies segment and the Airtech acquisition (June 2021) in the Health & Science Technologies segment from the date of acquisition. Three and nine month data also includes the results of CiDRA Precision Services (March 2021) in the Health & Science Technologies segment through the date of disposition.

(b)	Segment operating income excludes unallocated corporate operating expenses which are included in Corporate Office and Eliminations.
(c)
These are non-GAAP financial measures. For a reconciliation of these non-GAAP financial measures to their most comparable measure calculated and presented in accordance with GAAP, see the reconciliation tables above.

(d)	Depreciation and amortization excludes amortization of debt issuance costs and debt discounts.